UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2009

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1050 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

9440 Little Santa Monica Blvd., Suite 401
Beverly Hills, CA 90210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2009, PURE BIOFUELS CORP., a Nevada corporation (the “Company”), and PLAINFIELD PERU I LLC, a Delaware limited liability company (“LLC1”), and PLAINFIELD PERU II LLC, a Delaware limited liability company (“LLC2” and together with LLC1, the “Purchaser”) entered into a THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Third Amendment”).  The Third Amendment amended in various respect a Securities Purchase Agreement, dated as of September 12, 2007 (as amended by a First Amendment to Securities Purchase Agreement dated as of March 26, 2008 and a Second Amendment to Securities Purchase Agreement dated as of November 4, 2008, the “Agreement”), by and among the Company, LLC 1 and LLC 2 for the purchase of $19,005,897 aggregate principal amount of 10%/12% Senior Convertible PIK Election Notes due 2012 (the “Notes”), Common Stock and warrants to purchase shares of Common Stock.

Under the Third Amendment, Article II of the Agreement was amended to provide for the Purchaser’s purchase from the Company (a) on March 10, 2009, $1,283,214.29 in aggregate principal amount of additional Notes for a purchase price of $1,283,214.29, (b) on a date mutually agreed upon (the “Second 2009 Additional Notes Closing Date”), $1,200,000 in aggregate principal amount of additional Notes for a purchase price of $1,200,000 and (c) on April 1, 2009 or on such other date as mutually agreed upon, $313,558.68 in aggregate principal amount of additional Notes for a purchase price of $313,558.68 (all additional Notes issued pursuant to the Third Amendment collectively, the “2009 Additional Notes”).

The Third Amendment contained other amendments to the Agreement to conform to the foregoing.

The Third Amendment also provided that the shares of Common Stock issuable upon conversion of the 2009 Additional Notes constitute “Registrable Securities” under the Registration Rights Agreement between the parties.

The Third Amendment provided for certain conditions precedent to Purchaser’s obligations to purchase the 2009 Additional Notes, including:

•
On or prior to April 30, 2009 (or June 30, 2009 in the event that the Securities and Exchange Commission elects to review the proxy statement or information statement relating to such amendment), the Company shall have amended its articles of incorporation to increase the number of shares of common stock authorized by the Company such that after giving effect to the amendment, the authorized capital stock of the Company will be sufficient to allow the issuance of all shares of common stock upon the conversion of the Notes; and

•
On or prior to the Second 2009 Additional Notes Closing Date, the Company shall provide evidence satisfactory to Purchaser in its sole discretion that the Company, either directly or through a third party, has obtained a performance bond up to the amount of $2,500,000 bond from the relevant Peruvian authorities in order to permit the Company’s subsidiaries to commence terminaling operations at the Callao plant.

The Company will commence and file a proxy statement with the Securities and Exchange Commission to so increase the number of authorized shares of Common stock to comply with the above requirements.

The Company and the Purchaser are parties to various other financing and other agreements as set forth in the Company’s annual, quarterly and periodic filing with the Securities and Exchange Commission.

The Third Amendment and 2009 Additional Notes are filed as exhibits to this Form 8-K and should be referred to in their entirety for complete information concerning the Third Amendment and 2009 Additional Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Section 4(2) of the Securities Act of 1933, as amended, for the above issuances.

We believed that Section 4(2) of the Securities Act was available because:

·	The issuance did not involve underwriters, underwriting discounts or commissions.
·	Restrictive legends were placed on the warrants issued as described above.
·	The issuance did not involve general solicitation or advertising.
·	The issuance was made solely to Accredited Investors (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended).

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT

10.2	2009 ADDITIONAL NOTE in the principal amount $1,000,000

10.3	2009 ADDITIONAL NOTE in the principal amount $283,214.29

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

Date: March 14, 2009	By: /s/ Luis Goyzueta
Luis Goyzueta Chief Executive Officer and Director